Form No. 5                                                           EXHIBIT 3.1

                                    [SEAL]



                                    BERMUDA
                            THE COMPANIES ACT 1981
                           CERTIFICATE OF DEPOSIT OF
                           MEMORANDUM OF ASSOCIATION
                      AND CONSENT GRANTED BY THE MINISTER



            THIS IS TO CERTIFY that a Memorandum of Association of

                     STIRLING COOKE BROWN HOLDINGS LIMITED
                     -------------------------------------

and the consent granted by the Minister under section 6(1) of the Act was delivered to the Office of the Registrar of Companies on the 12th day of December, 1995 in accordance with the provisions of section 14(2) of the Act.

                                    IN WITNESS WHEREOF I have hereto set my hand this 12th day of December, 1995



                                    /s/
                                    --------------------------------------------
                              for   REGISTRAR OF COMPANIES


Minimum Capital of the Company:     US$12,000.00
                                    ------------

Authorised Capital of the Company:  US$12,000.00
                                    ------------

Form No. 2


                                     [SEAL]


                                    BERMUDA

                             THE COMPANIES ACT 1982

                          MEMORANDUM OF ASSOCIATION OF

                           COMPANY LIMITED BY SHARES

                             (Section 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION

                                       OF

                     STIRLING COOKE BROWN HOLDINGS LIMITED

________________________________________________________________________________
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,


                                 BERMUDIAN                NUMBER OF
                                  STATUS                    SHARES
NAME  ADDRESS                    (Yes/No)    NATIONALITY  SUBSCRIBED

Douglas Molyneux                    No         British        1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda

Ruby L. Rawlins                    Yes         British        1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda

Marcia DeCouto                     Yes         British        1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda

Judith Morgan-Swan                 Yes         British        1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda




do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.



4. The Company has power to hold land situate in Bermuda not exceeding in all, including the following parcels -

     Not Applicable



5. The authorised share capital of the Company is $12,000.00 divided into shares of U.S. one dollar each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.



6.   The objects for which the Company is formed and incorporated are -

     As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1982.



7.   The Company has the powers set out in the Schedule annexed hereto.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -



/s/  Douglas Molyneux                           /s/  Stacy Robinson
--------------------------------               ---------------------------------


/s/  Ruby L. Rawlins                            /s/  Stacy Robinson
--------------------------------               ---------------------------------



/s/  Marcia DeCouto                             /s/  Stacy Robinson
--------------------------------               ---------------------------------



/s/  Judith Morgan-Swan                         /s/  Stacy Robinson
--------------------------------               ---------------------------------

         (Subscribers)                                    (Witnesses)

SUBSCRIBED this 6th day of December, 1995.

                                  The Schedule

           (referred to in Clause 7 of the Memorandum of Association)
           ----------------------------------------------------------

(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any matter and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trust, and to make payments toward insurance or another arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(g) Subject to the provisions of Section 42 of the Company Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed.

(h) To purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

Form No. 1a



                                    [SEAL]



                                    BERMUDA
                            THE COMPANIES ACT 1981

                                    CONSENT

                           Pursuant to section 6(1)



In exercise of the powers conferred upon him by section 6(1) of the Companies Act 1981, the Minister of Finance hereby gives his consent to

                     STIRLING COOKE BROWN HOLDINGS LIMITED

to be registered as an exempted Company under the Companies Act 1981, subject to the provisions of the said Act.



Dated this 12th day of December, 1995



                                    /s/
                                    ----------------------------------
                                    Minister of Finance